Exhibit 4.1

                       (FORM OF COMMON STOCK CERTIFICATE)
               Incorporated under the laws of the State of Florida


                  NATIONAL HEALTHCARE FINANCIAL SERVICES, INC.
                             Authorized common stock
                       50,000,000 shares, $.001 par value


NUMBER __________                                  SHARES _____________________

                                                   CUSIP           63633W 10 2
                                                   -----------------------------
                                           (see reverse for certain definitions)

THIS CERTIFIES THAT ________________________________________________________

IS THE OWNER OF ___________________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

                  NATIONAL HEALTHCARE FINANCIAL SERVICES, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ____________________



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             Secretary                                 President


                                      SEAL